United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2013 (September 6, 2013)
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2013, IsoRay, Inc. (the “Registrant” or the “Company”) and its wholly-owned subsidiary IsoRay Medical, Inc. (“Medical”) entered into an Employment Agreement (the “Employment Agreement”) with Fredric Swindler, Medical’s existing Vice President, Regulatory Affairs and Quality Assurance. Pursuant to the Employment Agreement, Mr. Swindler will continue to be employed by Medical as a Vice President, but on a part-time basis of up to 20 hours per month, as part of the transition process for Mr. Swindler's planned future retirement. The Employment Agreement provides for (i) a term through September 9, 2014, (ii) a monthly retainer of $2,000, and (iii) other customary provisions contained in similarly situated employment agreements. The Employment Agreement does not provide for any severance payments. Mr. Swindler also resigned from service as Secretary of the Company and as Secretary and a director of Medical as part of his transition to part-time employment.

ITEM 9.01	Exhibits

10.1 Employment Agreement by and among IsoRay Medical, Inc., IsoRay, Inc. and Fredric Swindler dated as of September 6, 2013, filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2013

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO